CHANGE IN CONTROL AGREEMENT

         THIS CHANGE IN CONTROL AGREEMENT (this "Agreement") is made as of the ______ day of ______________________, 200[ ], (the "Effective Date") by and
between LAKELAND FINANCIAL CORPORATION, an Indiana corporation, (the "Company") and __________________________ (the "Executive").

                                   RECITALS

         A. The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company and its Affiliates will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined below) of the Company.

         B. The Executive is currently serving as an Executive of the Company or one of its Affiliates.

         C. The Company desires to continue to employ the Executive as an Executive of the Company or one of its Affiliates and the Executive is willing to continue such employment.

         D. The Company recognizes that circumstances may arise in which a change of control of the Company through acquisition or otherwise may occur thereby causing uncertainty of employment without regard to the competence or past contributions of the Executive, which uncertainty may result in the loss of valuable services of the Executive, and the Company and the Executive wish to provide reasonable security to the Executive against changes in the employment relationship in the event of any such change in control.

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter contained, it is covenanted and agreed by and between the parties hereto as follows:

        1. Payment of Severance Amount. If the Executive's employment by the Company, or any Affiliate or successor of the Company, is terminated by either the Company or the Executive during the time periods set forth in subparagraphs (a) and (b) below, then the Company shall pay the Executive an amount equal to the Change in Control Severance Amount, payable in one (1) lump sum within fifteen (15) days after the Executive's termination of employment:

        (a) termination by the Company, or any Affiliate or successor of the Company, without Cause, within either twelve (12) months prior to a Change in Control or twelve (12) months immediately following a Change in Control; or

        (b)     termination by the  Executive, for  any reason,  within twelve
                (12) months immediately following a Change in Control.

        2. Definitions. As used throughout this Agreement, all of the terms defined in this paragraph 2 shall have the meanings given below.

                A. The "Act" shall mean the Securities Exchange Act of 1934, as amended.

                B. An "Affiliate" shall mean any entity which owns or controls, is owned by or is under common ownership or control with, the Company.

                C. A "Change in Control" shall mean a Change in Control of a nature such that (1) it would be required to be reported by a person or entity subject to the reporting requirements of Section 14(a) of the Act in response to Schedule 14A of Regulation 14A, or successor provisions thereto, as in effect on the date hereof, (2) a "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 issued under the Act), directly or indirectly, of securities of the Company, representing in excess of thirty percent (30%) of the voting securities of the Company then outstanding, followed by the election by said person or group of one or more representatives to the Board;
        (3) a person or group, as hereinabove defined, is or becomes the beneficial owner, directly or indirectly, of securities of the Company, representing in excess of fifty percent (50%) of the voting securities of the Company then outstanding, whether or not followed by the election by said person or group of one or more representatives to the Board; or (4) any other event, including but not limited to those set forth in paragraphs (1) through (3) above, which shall have the effect of placing control of the business and affairs of the Company in a person or group as hereinabove defined, other than or different from the present shareholders of the Company.

                Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty-one percent (51%) or more of the combined voting power of the then outstanding securities of the Company are acquired by: (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the Company or its Affiliates; or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition.

                D. "Change in Control Severance Amount" shall mean the amount equal to two (2) times the sum of (i) the greater of the Executive's then current annual base salary or the Executive's annual base salary as of the date one (1) day prior to his or her Termination Date and (ii) fifteen percent (15%) of the amount determined under
       (i) above.

                E. "Cause" shall mean only a termination by the Company or an Affiliate as a result of the Executive's fraud, misappropriation of or intentional material damage to the property or business of the Company (including its Affiliates), substantial and material failure by the Executive to fulfill the duties and responsibilities of his or her regular position and/or comply with the Company's or its Affiliates' policies, rules or regulations, or the Executive's conviction of a felony.

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

                F. "Termination Date" shall mean the date of employment termination indicated in the written notice provided by the Company or the Executive to the other.

        3. Medical and Dental Benefits. If the Executive is entitled to a Change in Control Severance Amount hereunder, then to the extent that the Executive or any of the Executive's dependents may be covered nder the terms of any medical and dental plans of the Company (or any Affiliate) for active employees immediately prior to the Termination Date, the Company will provide the Executive and those dependents with equivalent coverages for a period not to exceed twenty-four (24) months from the Termination Date. The coverages may be procured directly by the Company (or any Affiliate, if appropriate) apart from, and outside of the terms of the plans themselves; provided that the Executive and the Executive's dependents comply with all of the conditions of the medical or dental plans. In the event the Executive or any of the Executive's dependents become eligible for coverage under the terms of any other medical and/or dental plan of a subsequent employer which plan benefits are comparable to Company (or any Affiliate) plan benefits, coverage under the Company's (or any Affiliate's) plans will cease for the Executive and/or dependent. The Executive and Executive's dependents must notify the Company (or any Affiliate) of any subsequent employment and provide information regarding medical and/or dental coverage available. In the event the Company (or any Affiliate) discovers that the Executive and/or dependent has become employed and not provided the above notification, all payments and benefits under this Agreement will cease.

        4. Golden Parachute Payment Adjustment. It is the intention of the parties that the Change in Control Severance Amount under this Agreement and the value of all other amounts and benefits provided pursuant to a Change in Control, either under this Agreement or any other plan or agreement to which the Executive is a party, shall not constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and any regulations thereunder. However, if the independent accountants acting as auditors for the Company on the date of a Change in Control (or another accounting firm designated by the parties) determine, in consultation with legal counsel acceptable to the parties, that any amount payable to the Executive by the Company under this Agreement, or any other plan or agreement under which the Executive participates or is a party, would constitute an excess parachute payment within the meaning of
Section 280G of the Code and be subject to the "excise tax" imposed by Section 4999 of the Code, then the Company shall pay to the Executive the amount of such excise tax and all federal and state income or other taxes with respect to the payment of the amount f such excise tax, including all such taxes with respect to any such additional amount. If at a later date, the Internal Revenue Service assesses a deficiency against the Executive for the excise tax which is greater than that which was determined at the time such amounts were paid, the Company shall pay to the Executive the amount of such excise tax plus any interest, penalties and professional fees or expenses, incurred by the Executive as a result of such assessment, including all such taxes with respect to any such additional amount. The highest marginal tax rate applicable to individuals at the time of payment of such amounts will be used for purposes of determining the federal and state income and other taxes with respect thereto. The Company shall withhold from any amounts paid under this Agreement the amount of any excise tax or other federal, state or local taxes


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

then required to be withheld. Computations of the amount of any supplemental compensation paid under this subparagraph shall be made by the independent public accountants then regularly retained by the Company, in consultation with legal counsel acceptable to the parties. The Company shall pay all accountant and legal counsel fees and expenses.

        5. A. Restrictive Covenant. The Company and the Executive have jointly reviewed the customer lists and operations of the Company and have agreed that the primary service area of the lending and deposit taking functions of the Company and its Affiliates in which the Executive has actively participated extends to an area encompassing sixty (60) mile radius from the center of Warsaw, Indiana. Therefore, as an essential ingredient of and in consideration of this Agreement and the payment of the Change in Control Severance Amount, the Executive hereby agrees that, except with the express prior written consent of the Company, for a period of two (2) years after the termination of the Executive's employment with the Company in connection with or upon a Change in Control and the Executive's receipt of the Change in Control Severance Amount (the "Restrictive Period"), he will not directly or indirectly compete with the business of the Company, including, but not by way of limitation, by directly or indirectly owning, managing, operating, controlling, financing, or by directly or indirectly serving as an executive, officer or director of or consultant to, or by soliciting or inducing, or attempting to solicit or induce, any employee or agent of the Company or an Affiliate to terminate employment and become employed by any person, firm, partnership, corporation, trust or other entity which owns or operates, a bank, savings and loan association, credit union or similar financial institution (a "Financial Institution") within a fifty
(50) mile radius of the center of Warsaw, Indiana the "Restrictive Covenant"). If the Executive violates the Restrictive Covenant and the Company brings legal action for injunctive or other relief, the Company shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Restrictive Covenant. Accordingly, the Restrictive Covenant shall be deemed to have the duration specified in this paragraph computed from the date the relief is granted but reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the Restrictive Covenant by the Executive. The foregoing Restrictive Covenant shall not prohibit the Executive from owning directly or indirectly capital stock or similar securities which do not represent more than one percent (1%) of the outstanding capital stock of any Financial Institution listed on a securities exchange or quoted on the
National Association of Securities Dealers Automated Quotation System. Notwithstanding the above, the Restrictive Covenant will be unenforceable in the event the Executive elects to forego and not receive the Change in Control Severance Amount.

        B. Remedies for Breach of Restrictive Covenant. The Executive acknowledges that the restrictions contained in this paragraph are reasonable and necessary for the protection of the legitimate business interests of the Company and its Affiliates, that any violation of these restrictions would cause substantial injury to the Company and such interests, that the Company would not have entered into this Agreement with the Executive without receiving the additional consideration offered by the Executive in binding himself to these restrictions and that such restrictions were a material inducement to the Company to enter into this Agreement. In the event of any violation or threatened violation of these restrictions, the Company, in addition to and not in limitation of, any other rights, remedies or damages available to the Company under this Agreement or otherwise at law or in equity, shall be entitled to preliminary and permanent injunctive relief to prevent or restrain any such violation by the Executive and any and all persons directly or indirectly acting for or with him, as the case may be.

        6.      Notices.   Notices  and all  other communications  under  this
Agreement shall be in writing and shall be deemed given when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                If to the Company to:

                  Lakeland Financial Corporation
                  Attention:  Chairman of the Board
                  202 East Center Street
                  P.O. Box 1387
                  Warsaw, Indiana  46580

                If to the Executive to:

                  _________________________________
                  _________________________________
                  _________________________________


or to such other address as either party may furnish to the other in writing, except that notices of changes of address shall be effective only upon receipt.

        7. Applicable Law. This Agreement is entered into under, and shall be governed for all purposes by, the laws of the state of Indiana.

        8. Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement and all other provisions shall remain in full force and effect.

        9. Withholding of Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as may be required pursuant to any law, governmental regulation or ruling.

        10. Not an Employment Agreement. Nothing in this Agreement shall give the Executive any rights (or impose any obligations) to continued employment by the Company or any Affiliate or successor of the Company, nor shall it give the Company any rights (or impose any obligations) for the continued performance of duties by the Executive for the Company or any Affiliate or successor of the Company.

        11. No Assignment. The Executive's rights to receive payments or benefits under this Agreement shall not be assignable or transferable whether by pledge, creation of a security interest or otherwise, other than a transfer by will or by the laws of descent or distribution. In the event of any attempted assignment or transfer contrary to this paragraph, the Company shall have no liability to pay any amount so attempted to be assigned or transferred. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

        12. Successors. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns (including, without limitation, any company into or with which the Company may merge or consolidate). The Company agrees that it will not effect the sale or other disposition of all or substantially all of its assets unless either (a) the person or entity acquiring the assets, or a substantial portion of the assets, shall expressly assume by an instrument in writing all duties and obligations of the Company under this Agreement, or (b) the Company shall provide, through the establishment of a separate reserve, for the payment in full of all amounts which are or may reasonably be expected to become payable to the Executive under this Agreement.

        13. Legal Fees. All reasonable legal fees and related expenses (including the costs of experts, evidence and counsel) paid or incurred by the Executive pursuant to any dispute or question of interpretation relating this Agreement shall be paid or reimbursed by the Company if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.

        14.      Term.  The  term of  this  Agreement  shall  commence  on the
Effective Date and shall continue for a period of two (2) years. This Agreement shall automatically extend for one (1) year on each anniversary of the Effective Date, unless terminated by either party effective as of the last day of the then current two (2) year extension by written notice to that effect delivered to the other not less than ninety (90) days prior to the anniversary of the Effective Date; provided however, no termination of this Agreement shall be effective if a Change in Control occurs within twelve (12) months of such termination. In the event of a Change in Control during the term of this Agreement, this Agreement shall remain in effect for the Covered Period.

        15.      Amendment.   This Agreement  may not  be amended  or modified
except by written agreement signed by the Executive and the Company.

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                                      6

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first written.

LAKELAND FINANCIAL CORPORATION



By:
   ----------------------------------       ----------------------------------
    R. Douglas Grant                         [Executive]
    Chairman of the Board



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